EXHIBIT 8

                         CUSTODIAN SERVICING AGREEMENT

          THIS AGREEMENT is made and entered into as of the 1st day of September, 1998, by and between KPM Funds, Inc., a Nebraska corporation (hereinafter referred to as the "Company"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Custodian").

          WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio; and

          WHEREAS, the Company desires that the securities and cash of the Equity Portfolio (the "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as may be amended from time to time, shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian agree as follows:

1.   DEFINITIONS

          The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

          The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Company by any two of the President, a Vice President, the Secretary and the Treasurer of the Company, or any other persons duly authorized to sign by the Board of Directors.

          The word "Board" shall mean Board of Directors of the KPM Funds, Inc.

2.   NAMES, TITLES, AND SIGNATURES OF THE COMPANY'S OFFICERS

          An officer of the Company will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

3.   RECEIPT AND DISBURSEMENT OF MONEY

          A. Custodian shall open and maintain a separate account or accounts in the name of the Company, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. Custodian shall make payments of cash to, or for the account of, the Company from such cash only:

          (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Company or of the nominee of Custodian referred to in
            Section 7 or in proper form for transfer;

          (b) for the purchase or redemption of shares of the common stock of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Company;

          (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

          (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

          (e) for other proper corporate purposes certified by resolution of the Board of Directors of the Company.

          Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

          B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Company.

          C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

          D. If so directed by the Company, Custodian will invest any and all available cash in overnight cash-equivalent investments as specified by the investment manager.

4.   REPRESENTATIONS OF FTC

     FTC represents and warrants to the Company that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered agent under the Exchange Act;

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.   REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to FTC that:

     A. The Company is an open-ended non diversified investment company under the 1940 Act;

     B. The Company is a corporation organized, existing, and in good standing under the laws of Nebraska;

     C. The Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

6.   SEGREGATED ACCOUNTS

          Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Fund, into which account(s) may be transferred cash and/or securities.

7.   TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

          Custodian shall have sole power to release or deliver any securities of the Company held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

          (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

          (b) when such securities are called, redeemed or retired or otherwise become payable;

          (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

          (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

          (e) upon conversion of such securities pursuant to their terms into other securities;

          (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

          (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

          (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to Custodian; or

        (i)    for other proper corporate purposes.

        As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

        Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

8.  CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

        Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Company, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Company, all necessary ownership certificates required by the Internal Revenue Code of 1986, as amended (the "Code") or the Income Tax Regulations (the "Regulations") of the United States Treasury Department (the "Treasury Department") or under the laws of any state now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

9.  REGISTRATION OF SECURITIES

        Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. All securities held by Custodian hereunder shall be at all times identifiable in its records held in an account or accounts of Custodian containing only the assets of the Company.

        The Company shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Company and which may from time to time be registered in the name of the Company.

10. VOTING AND OTHER ACTION

        Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Company all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

11. TRANSFER TAX AND OTHER DISBURSEMENTS

        The Company shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

        Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers and/or deliveries of any such securities.

12. CONCERNING CUSTODIAN

        Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

        Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

        The Company agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Company, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor.

Custodian agrees to indemnify and hold harmless the Company from all charges, expenses, assessments, and claims/liabilities (including reasonable counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from the Fund's own bad faith, negligent action, negligent failure to act, or willful misconduct.

13. SUBCUSTODIANS

        Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all or any part of the Company's assets, so long as any such bank or trust company is itself qualified under the 1940 Act and the rules and regulations thereunder and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

        Notwithstanding anything contained herein, if the Company requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Company agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to the Company's assets, except as may arise from Custodian's own bad faith, negligent action, negligent failure to act or willful misconduct.

14. REPORTS BY CUSTODIAN

        Custodian shall furnish the Company periodically as agreed upon with a statement summarizing all transactions and entries for the account of Company. Custodian shall furnish to the Company, at the end of every month, a list of the portfolio securities for the Fund showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, the Company.

15. TERMINATION OR ASSIGNMENT

        This Agreement may be terminated by the Company, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to:

        Firstar Trust Company
        Attn.:  Mutual Fund Services
        615 East Michigan Street
        Milwaukee, WI  53202

or to the Company at:

        KPM Funds, Inc.
        Attn.:  Ms. Christine E. Walker
        10250 Regency Circle, Suite 500
        Omaha, NE  68114

as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Company, but may deliver them to a bank or trust company of its own selection that meets the requirements of the 1940 Act as a Custodian for the Company to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

        This Agreement may not be assigned by Custodian without the consent of the Company, authorized or approved by a resolution of its Board of Directors.

16. DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

        No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Company approves by resolution the use of such central securities clearing agency or securities depository.

17. RECORDS

        Custodian shall keep records relating to its services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular Section 31 of the 1940 Act and the rules thereunder. Custodian agrees that all such records prepared or maintained by the Custodian relating to the services performed by Custodian hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

18. GOVERNING LAW

        This Agreement shall be governed by Wisconsin law. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

KPM FUNDS, INC.                           FIRSTAR TRUST COMPANY


By /S/ Rodney D. Cerny               By: /s/ Robert J. Kern
   ----------------------------         ---------------------------------
   Rodney D. Cerny, President

Attest: /s/ Christine E. Walker      Attest: /s/ Andrea E. McVoy
        -----------------------             ------------------------------
        Christine E. Walker


                                CUSTODY SERVICES
                      ANNUAL FEE SCHEDULE - DOMESTIC FUNDS

                                                                  EXHIBIT A

                       Separate Series of KPM Funds, Inc.

           NAME OF SERIES                        DATE ADDED
           --------------                       -----------

         Equity Portfolio                          9/1/98
         Fixed Income Portfolio                    9/1/98

Annual fee based upon market value
            2 basis points per year
            Minimum annual fee per fund - $3,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
            $12.00 per book entry security (depository or
                     Federal Reserve system)
            $25.00 per definitive security (physical)
            $25.00 per mutual fund trade
            $75.00 per Euroclear
            $ 8.00 per principal reduction on pass-through certificates
            $35.00 per option/futures contract
            $15.00 per variation margin
            $15.00 per Fed wire deposit or withdrawal

Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

Fees and out-of-pocket expenses are billed to the fund monthly, based upon market value at the beginning of the month